Exhibit 99.1
BALLY’S CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2026 RESULTS WITH CONSOLIDATED REVENUE RISING 21.7% to $807.6 MILLION
PROVIDENCE, R.I., - November 9, 2026 - Bally’s Corporation (NYSE: BALY) (“Bally’s” or the “Company”) today announced preliminary financial results for the three and nine months ended September 30, 2026. The Company currently expects to file an extension under Rule 12b-25 of the Securities Exchange Act of 1934, as amended, and expects to file its Quarterly Report on Form 10-Q within the extension period.

Preliminary Third Quarter 2026 and Recent Highlights

•Consolidated revenue of $807.6 million increased 21.7% year-over-year
•Casinos & Resorts revenue of $408.6 million, up 3.2% year-over-year benefitting from landside move of Bally’s Baton Rouge and Bally’s Marquette and the inclusion of Sam’s Town Shreveport, which was acquired during the third quarter, as well as strong growth at Bally’s Chicago temporary facility
•Bally's Intralot B2C revenue of $257.5 million, up 22.8% year-over-year driven by strong revenue growth in the UK, as well as the addition of Intralot's B2C business
•North America Interactive revenue of $62.7 million, up 25.6% year-over-year, reflecting healthy wagering revenue growth across all verticals
•On October 1, 2026, closed on previously announced financing of Bally’s Bronx project, receiving $400 million with additional $160 million available for future draws

Robeson Reeves, Bally’s Chief Executive Officer, commented, “We delivered another solid quarter, with consolidated revenue up 21.7% year over year and strong Adjusted EBITDAR results across our segments. Revenue growth was led by Bally’s Intralot B2C, which rose over 22%, and North America Interactive, which increased over 25%, while Casinos & Resorts revenue rose low single digits reflecting strong regional gaming performance. Our development projects remain on track, our execution is improving results across every segment, and market conditions remain stable as we head into the fourth quarter and 2027."

Summary of Preliminary Financial Results

	Successor				Predecessor
(in thousands)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Period from February 8, 2025 to September 30, 2025	Period from January 1, 2025 to February 7, 2025
	Preliminary	Actual	Preliminary	Actual	Actual
Revenue:
Casinos & Resorts	$408,563	$396,060	$1,189,308	$1,016,244	$124,299
Bally’s Intralot B2B	76,581	5,480	230,025	17,409	3,720
Bally’s Intralot B2C	257,451	209,605	740,870	516,492	75,265
North America Interactive	62,658	49,906	189,178	133,965	16,941
Corporate & Other	2,305	2,665	6,133	5,834	273
Total	$807,558	$663,716	$2,355,514	$1,689,944	$220,498

Adjusted EBITDAR(1)
Casinos & Resorts	$107,752	$107,920	$313,559	$285,427	$23,554
Bally’s Intralot B2B	12,194	5,480	49,241	17,409	3,720
Bally’s Intralot B2C	76,995	86,381	228,826	204,852	25,220
North America Interactive	(3,177)	(5,990)	(7,320)	(5,851)	(5,661)
Corporate & Other	(14,133)	(17,953)	(38,229)	(45,162)	(6,774)
(1)    Segment Adjusted EBITDAR is Bally’s reportable segment GAAP measure and its primary measure for profit or loss for its reportable segments.

Although Bally’s final results for the third quarter and nine months ended September 30, 2026 are not yet available, the above presentation reflects our current expectations regarding revenues and Segment Adjusted EBITDAR for the three and nine months ended September 30, 2026 as compared to the prior year. The estimates set forth in this press release are based solely on currently available information, and Bally’s has not finalized its financial statement close process for the third quarter September 30, 2026. During the close process, Bally’s may identify items that would require it to make adjustments to the expected preliminary operating results described herein.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release the non-GAAP financial measures for Segment Adjusted EBITDAR, which excludes certain items described below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition and other transaction related costs, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reportable segments, an adjustment related to the allocation of corporate costs among segments.

“Segment Adjusted EBITDAR” is earnings, or loss, for Bally’s reportable segments before interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition and other transaction related costs, share-based compensation, and certain other gains or losses as well as an adjustment related to the allocation of corporate costs among segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos. For the Bally's Intralot B2B, Bally's Intralot B2C, North America Interactive, and Other segments, Segment Adjusted EBITDAR is equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

Management has historically used consolidated Segment Adjusted EBITDAR when evaluating operating performance because Bally’s believes that this metric is necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Segment Adjusted EBITDAR is a measure that is widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Segment Adjusted EBITDAR should not be construed as alternatives to GAAP net income as an indicator of Bally’s performance. In addition, Segment Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

About Bally’s Corporation

Bally’s (NYSE: BALY) is a fast-growing global entertainment brand with 21 casinos across 11 U.S. states and one casino in Newcastle, UK, along with a golf course in New York and horse racetracks in Colorado and forthcoming in Wyoming. Bally’s also owns Bally Bet, a first-in-class sports betting and iGaming platform licensed in 16 jurisdictions in North America. Bally’s holds a majority interest in Bally’s Intralot S.A. (ATSE: BYLOT), a leading lottery solutions supplier and gaming operator active in 39 jurisdictions worldwide. Bally’s casino operations include approximately 17,700 slot machines, 630 table games, and 3,950 hotel rooms. Bally’s also has rights to developable land in Las Vegas at the site of the former Tropicana Las Vegas, has been awarded a license to build a full-scale casino and resort in The Bronx, New York, and an integrated destination resort in Chicago, Illinois. Bally’s is the first publicly traded gaming company to achieve Minority Business Enterprise (MBE) certification through the National Minority Supplier Development Council (NMSDC). Bally’s has over 12,000 employees across the world, recognized for their innovation, energy, and dedication to creating thrilling gaming experiences.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Lauren Westerfield	Joseph Jaffoni, Christin Armacost
Global Vice President Public Relations	JCIR
401-475-8564	212-835-8500
ir@ballys.com	baly@jcir.com